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                                                                    EXHIBIT 99.1

                                VIEW TECH, INC.
                     SPECIAL NON-OFFICER STOCK OPTION PLAN
                     -------------------------------------

                                  ARTICLE ONE

                                    GENERAL
                                    -------

          A. This Special Non-Officer Stock Option Plan is intended to promote the interests of View Tech, Inc., a Delaware corporation, by authorizing an additional reserve of shares of the Corporation's common stock for issuance through long-term option grants to individuals in the employ of the Corporation (or any Parent or Subsidiary) who are neither officers of the Corporation nor members of the Board and who are not otherwise Section 16 Insiders.

          B. The Plan shall become effective immediately upon adoption by the Board on July 23, 1997.

          C. This Plan shall supplement the authorized share reserves under both the Corporation's 1995 Stock Option Plan and 1997 Stock Incentive Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of the Corporation's common stock available for issuance under either the 1995 Stock Option Plan or the 1997 Stock Incentive Plan. In addition, share issuances under either the 1995 Stock Option Plan or the 1997 Stock Incentive Plan shall not reduce or otherwise affect the number of shares of the Corporation's common stock available for issuance under this Plan.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     I.   ADMINISTRATION OF THE PLAN

          A. The Plan Administrator shall have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option thereunder.

          B. The individuals serving as Plan Administrator shall serve for such period as the Board may determine and shall be subject to removal by the Board at any time.

          C. Service as Plan Administrator shall constitute service as a Board member, and each Board member serving as Plan Administrator shall accordingly be entitled to full indemnification and reimbursement as a Board member for such service. No individual serving
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as Plan Administrator shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

     II.  ELIGIBILITY

          A. The persons eligible to participate in the Plan shall be limited to those Employees who are neither officers of the Corporation nor members of the Board and who are not otherwise Section 16 Insiders.

          B. The Plan Administrator shall have full authority to determine which eligible Employees are to receive option grants under the Plan, the number of shares to be covered by each such grant, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding. All options granted under the Plan shall be Non-Statutory Options.

     III. STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 400,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section III.

          B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

          C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                       2
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                                  ARTICLE TWO

                              OPTION GRANT PROGRAM
                              --------------------


     I.   OPTION TERMS

          Options granted under the Plan shall be authorized by action of the Plan Administrator and shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument
                                    --------
shall comply with the terms and conditions specified below. All such granted options shall be Non-Statutory Options.

          A.   Exercise Price.
               --------------

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

          2. Full payment of the exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

               (i)   cash or check made payable to the Corporation's order,

               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and to (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                                       3
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          B.  Term and Exercise of Options.  Each option shall be exercisable at
              ----------------------------
such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing such option. No option shall have a maximum term in excess of ten (10) years. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable except for a transfer of the option effected by will or by the laws of inheritance following the Optionee's death.

          C.   Effect of Termination of Service.
               --------------------------------

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall retain the right to exercise this option until the expiration of the earlier of (A) the thirty (30)-day period
                                 -------
     commencing with the date of such cessation of Service or (B) the option term.

               (ii) If the Optionee dies while holding an outstanding option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the expiration of the earlier of (A) the twelve (12)-
                                             -------
     month period measured from the date of Optionee's death or (B) the option term.

               (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall retain the right to exercise this option until the expiration of the earlier of (A)
                                                               -------
     the twelve (12)-month period commencing with the date of such cessation of Service or (B) the option term.

               (iv) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

               (v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be

                                       4
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     outstanding for any otherwise exercisable shares for which the option has not been exercised. However, the option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable.

          2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments for which the option would have become exercisable had the Optionee continued in Service.

          D.   Shareholder Rights.  A Optionee shall have no shareholder rights
               ------------------
with respect to the option shares until such person shall have exercised the option, paid the exercise price for the purchased shares and become the holder of record of those shares.

     II.  CORPORATE TRANSACTION

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                                       5
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          B.  All outstanding repurchase rights shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain
--------
the same and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan.

          E. The Plan Administrator shall have full power and authority to grant options under the Plan which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier
                                                                       -------
of (i) the expiration of the option term or (ii) the expiration of the one (1)- year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          F. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                       6
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                                 ARTICLE THREE

                                 MISCELLANEOUS
                                 -------------

     I.   AMENDMENT OF THE PLAN

          The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to stock options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment.

     II.  TAX WITHHOLDING

          The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income tax and employment tax withholding requirements.

     III. EFFECTIVE DATE AND TERM OF PLAN

          A. This Plan became effective upon approval by the Board at the July 23, 1997 Board meeting and shall not be subject to shareholder approval.

          B.   The Plan shall terminate upon the earliest of (i) July 22, 2007,
                                                 --------
(ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants.

     IV.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

     V.   REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise of the stock options granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Common Stock issued pursuant to it.

                                       7
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          B.  No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

     VI.  NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in Service for any period of specific duration, and the Corporation (or any Parent or Subsidiary employing such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

                                       8
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                                    APPENDIX
                                    --------


          The following definitions shall be in effect under the Plan:

     A.   BOARD shall mean the Corporation's Board of Directors.
          -----

     B.   CODE shall mean the Internal Revenue Code of 1986, as amended.
          ----

     C.   COMMON STOCK shall mean the Corporation's common stock.
          ------------

     D.   CORPORATE TRANSACTION shall mean either of the following shareholder-
          ---------------------
approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than seventy-five percent (75%) or more of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     E.   CORPORATION shall mean View Tech, Inc., a Delaware corporation, and
          -----------
its successors.

     F.   EMPLOYEE shall mean an individual who is in the employ of the
          --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     G.   EXERCISE DATE shall mean the date on which the Corporation shall have
          -------------
received written notice of the option exercise.

     H.   FAIR MARKET VALUE per share of Common Stock on any relevant date shall
          -----------------
be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                      A-1
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          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     I.   INVOLUNTARY TERMINATION shall mean the termination of the Service of
          -----------------------
any individual which occurs by reason of:

          (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual's voluntary resignation following (A) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (B) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such reduction or relocation is effected by the Corporation without the individual's consent.

     J.   MISCONDUCT shall mean the commission of any act of fraud, embezzlement
          ----------
or dishonesty by the Optionee, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by the Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

     K.   NON-STATUTORY OPTION shall mean an option not intended to satisfy the
          --------------------
requirements of Code Section 422.

     L.   OPTIONEE shall mean any person to whom an option is granted under the
          --------
Plan.

     M.   PARENT shall mean any corporation (other than the Corporation) in an
          ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     N.   PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability
          --------------------------------------------
of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     O.   PLAN shall mean the Corporation's Special Non-Officer Stock Option
          ----
Plan, as set forth in this document.

     P.   PLAN ADMINISTRATOR shall mean the committee of one or more Board
          ------------------
members appointed by the Board to administer the Plan.

     Q.   SECTION 16 INSIDER shall mean an officer or director of the
          ------------------
Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

     R.   SERVICE shall mean the provision of services on a periodic basis to
          -------
the Corporation (or any Parent or Subsidiary) in the capacity of an Employee or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

     S.   SUBSIDIARY shall mean any corporation (other than the Corporation) in
          ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                      A-3